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                                                                   Exhibit 10.10

                                      SM&A

                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
                                       OF
                                  CATHY L. WOOD

        This Amendment No. 2 to Employment Agreement (this "Amendment") is entered into as of JANUARY 30, 2003 by and between SM&A, a California corporation formerly known as Emergent Information Technologies, Inc., ("SM&A"), and CATHY L. WOOD ("Employee"), with reference to the following:

A. SM&A and Employee are parties to that certain Employment Agreement effective November 1, 2001 (the "Employment Agreement") pursuant to which Employee has agreed to perform services for SM&A on the terms and conditions set forth therein.

B. Employee and SM&A desire to amend the Employment Agreement to reflect a change in subsection 6.3.

        NOW, THEREFORE, in consideration of the promises and obligations contained herein and in the Employment Agreement, SM&A and Employee agree to amend the Employment Agreement as follows, with such amendment to become effective January 30, 2003:

1. Section 6. Subsection 6.3 to the Original Agreement entitled "Non-competition, Non-recruitment and Non-solicitation by Employee" shall be amended and restated in its entirety as follows:

           6.  Non-competition, Non-recruitment and Non-solicitation by
               Employee.


               6.3 Employee agrees that during the Employment and for two (2)
                   years after termination of the Employment, Employee shall not, directly or indirectly, personally, or on behalf of or in conjunction with any person or entity, use or rely in any manner confidential and/or proprietary material or information constituting trade secrets as defined in Paragraphs 7 and 8 herein to divert or take away any client or customer of the Company.

2. General. Headings used in this Amendment are for convenience only and are not intended to affect the meaning or interpretation of this Amendment. Except as set forth in this Amendment, the Employment Agreement remains in full force and effect. The Original Agreement together with Amendment No. 1 and this Amendment constitute the entire agreement among the parties with respect to the subject matter hereto and supersedes any and all other agreements, either oral or in writing, among the parties with respect to the subject matter hereof. Each party represents and warrants to the other that the Employment Agreement and this Amendment constitute the legal, valid and binding obligation of such party, enforceable in accordance with their terms. Any other amendment or modification may only be in a writing executed by all of the parties hereto.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of 1/30/03.

                                      SM&A

                                      By: /s/ Steven S. Myers
                                          --------------------------------------
                                               Steven S. Myers
                                               Chairman, President and
                                               Chief Executive Officer

                                           /s/ Cathy L. Wood
                                           -------------------------------------
                                               Cathy L. Wood